CHC GROUP REPORTS FISCAL-2014 Q3 OPERATING RESULTS,
PROVIDES GUIDANCE FOR FULL-YEAR PERFORMANCE

•	IPO Raises $322 Million in Net Proceeds, Primarily Used for Debt Reduction

•	Revenue Increases 3 Percent; Third-Party MRO Sales Up 25 Percent

•	Company Expands Presence in Strategically Key Nigeria

March 12, 2014 - Vancouver, British Columbia, Canada - CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter, today reported its financial performance for the fiscal-2014 third quarter, which ended Jan. 31.

Revenue for the quarter was $454 million, up 3 percent. (Unless otherwise noted, all comparisons are year-over-year.) The company had a quarterly net loss of $60 million, compared to a net loss of $59 million in the same quarter last year. Through the first three quarters of the fiscal year, CHC reported revenue of $1.31 billion, up less than 1 percent, and a net loss of $149 million, compared to a net loss of $85 million a year ago.

CHC’s third-quarter adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and aircraft rental costs, excluding special items) was $119 million, down 1 percent. CHC had a quarterly adjusted net loss of $25 million, compared with a loss of $46 million in the year-ago quarter.

(Periods ending Jan. 31; U.S.$, in millions, except margin, shares, EPS data)	Quarter			Year-to-date
	FY13	FY14	% Change	FY13	FY14	% Change
As reported:
Revenue	$442	$454	3%	$1,305	$1,312	1%
Operating revenue[1]	400	412	3%	1,180	1,188	1%
Operating income	23	6	-74%	71	16	-77%
Net income (loss)	(63)	(58)	8%	(88)	(145)	-65%
Controlling interest	(59)	(60)	-2%	(85)	(149)	-75%
Non-controlling interest	(4)	2	150%	(3)	5	266%
Net income (loss) per ordinary share[2]	$(1.26)	$(1.16)	8%	$(1.82)	$(3.10)	-70%
Weighted average number of ordinary stock outstanding - basic and diluted	46,519,484	51,573,832	11%	46,519,484	48,204,267	4%
Adjusted[3]:
EBITDAR excluding special items[4]	120	119	-1%	347	339	-2%
Margin[5]	30%	29%	-130 bps	29%	29%	-90 bps
Net loss	(46)	(25)	46%	(51)	(83)	-63%
Net loss per ordinary share[6]	$(0.59)	$(0.32)	46%	$(0.66)	$(1.07)	-62%
Share count[7]	77,519,484	77,519,484	—	77,519,484	77,519,484	—

1.	Operating revenue is total revenue less reimbursable revenue which is costs reimbursed from customers.

2.	Net income (loss) per ordinary share is calculated by net income (loss) attributable to controlling interest divided by weighted average number of ordinary stock outstanding - basic and diluted.

3.	See a description of non-GAAP calculations and reconciliation to comparable GAAP measures on Pages 9 and 10.

4.
For the third quarter of fiscal 2014, the impact of items related to the IPO was excluded from adjusted EBITDAR. See a description of non-GAAP calculations and reconciliation to comparable GAAP measures on Pages 9 and 10.

5.	Adjusted EBITDAR margin is calculated as a percentage of operating revenue.

6.	Net loss per share is calculated by dividing adjusted net loss by adjusted share count.

7.	Adjusted Share Count is the number of ordinary shares outstanding at Jan. 31, 2014.

William Amelio, CHC president and chief executive officer:
“Long-term trends for oil-and-gas investments in deep and ultra-deep discovery and production - where the need for our services is greatest - remain robust. We are pursuing our financial priorities by focusing on disciplined capital allocation, reduced leverage and positive free cash flow - with safety leadership in the air and on the ground.”

Joan Hooper, CHC chief financial officer:
“The changes we are making to CHC are further enhancing safety, service and efficiency. We are applying the same resolve to financial discipline as we do to operating standards. Our financial priorities - profitable growth, expanding adjusted EBITDAR margins and strengthening the balance sheet - are guiding all of our decisions and actions.”

FINANCIAL PRIORITIES
Growth:

•
A 1-percent increase in overall revenue from flying services was attributable to growth in CHC’s business in the Western North Sea region. Third-party sales by Heli-One - which provides helicopter maintenance, repair and overhaul services (MRO) - were up 25 percent.

Adjusted EBITDAR:

•	CHC’s consolidated Q3 adjusted EBITDAR margin, excluding special items, was 29 percent.

•
EBITDAR for Helicopter Services, CHC’s oil-and-gas and search-and-rescue flying business, declined 3 percent to $118 million, driven in part by costs associated with returning Airbus EC225 aircraft to service, as well as expenses to initiate new operations in Nigeria, a key growth area for CHC.

•
Heli-One’s EBITDAR declined 11 percent to $16 million, mostly as a result of the timing of helicopter maintenance projects, increased maintenance expenses for EC225 aircraft as they returned to service, and costs to improve the efficiency of the company’s supply chain.

Balance Sheet:

•
Proceeds from CHC Group’s initial public offering of its ordinary shares were $322 million (net of underwriting fees). This is composed of $294 million from the base offering in January, and $28 million from the underwriters’ February exercise of an over-allotment option to purchase additional ordinary shares.

•
Those net proceeds, along with existing cash, were used in January to pay down all of CHC Helicopter’s outstanding revolver balance of $225 million, and in February to redeem $130 million of senior secured notes. Liquidity at the end of the quarter was $775 million.

BUSINESS HIGHLIGHTS
Helicopter Services (flying):

•
Third-quarter contract wins from oil-and-gas customers illustrated the leading global reach of CHC’s flying operations. The agreements were for services in places as wide-ranging as Azerbaijan, Australia, Brazil, Kenya, Malaysia, Mozambique and Norway.

•	CHC’s retention rate of existing contracts continues to exceed 90 percent.

•	The company’s return to strategically important Nigeria took a significant step forward in February when Atlantic Aviation, CHC’s joint-venture partner, initiated regular commercial flights for Shell.

Heli-One (MRO):

•
New contracts recorded during the quarter included agreements with Lufttransport (Norway) to upgrade and modify Airbus (formerly Eurocopter) AS332L1 aircraft for all-weather search-and-rescue services, and with Erickson Helicopters (United States) to maintain specific Airbus and Sikorsky aircraft.

•	In February, the U.K. Ministry of Defence’s Military Aviation Authority certified Heli-One to provide maintenance support services for the agency’s Makila 1A1 engines.

Full-Year Fiscal-2014 Guidance
The company anticipates revenue to be flat to slightly up from fiscal 2013, and adjusted EBITDAR to be flat to slightly down, reflecting the negative effect of the suspension and subsequent return to service of EC225 aircraft. Interest expense is expected to be $150 to $160 million, tax expense to be $25 to $35 million, and adjusted share count to be 78 million shares. Capital expenditures are anticipated to be $140 to $190 million, and depreciation and amortization to be $135 to $145 million.

About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 240 aircraft in approximately 30 countries around the world.

#####

Cautionary Note on Forward-Looking Statements:
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, the actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include, but are not limited to, the following: competition in the markets we serve, long-term support contracts, failure to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, inability to fund our working capital requirement, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, inability to maintain government issued licenses, inability to obtain necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca

Consolidated Statements of Operations
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2013	January 31, 2014	January 31, 2013	January 31, 2014
Operating revenue	$399,974	$412,041	$1,179,764	$1,188,317
Reimbursable revenue	41,865	41,853	124,930	123,880
Revenue	441,839	453,894	1,304,694	1,312,197
Operating expenses:
Direct costs	(355,645)	(378,013)	(1,053,129)	(1,092,913)
Earnings from equity accounted investees	850	2,072	2,687	5,990
General and administration costs	(18,729)	(39,182)	(56,299)	(77,839)
Depreciation	(28,701)	(35,407)	(84,646)	(106,158)
Restructuring costs	(4,890)	—	(8,617)	—
Asset impairments	(7,813)	58	(24,218)	(22,956)
Gain (loss) on disposal of assets	(4,402)	2,478	(9,019)	(1,943)
	(419,330)	(447,994)	(1,233,241)	(1,295,819)
Operating income	22,509	5,900	71,453	16,378
Interest on long-term debt	(33,991)	(39,782)	(93,949)	(117,636)
Foreign exchange gain (loss)	3,731	(11,573)	6,982	(24,476)
Other financing charges	(10,852)	(5,730)	(22,435)	(1,615)
Loss from continuing operations before income tax	(18,603)	(51,185)	(37,949)	(127,349)
Income tax expense	(44,303)	(6,689)	(50,606)	(17,489)
Loss from continuing operations	(62,906)	(57,874)	(88,555)	(144,838)
Earnings from discontinued operations, net of tax	212	—	1,024	—
Net loss	$(62,694)	$(57,874)	$(87,531)	$(144,838)
Net earnings (loss) attributable to:
Controlling interest	$(58,421)	$(60,003)	$(84,606)	$(149,324)
Non-controlling interest	(4,273)	2,129	(2,925)	4,486
Net loss	$(62,694)	$(57,874)	$(87,531)	$(144,838)

Net loss per ordinary share attributable to controlling interest - basic and diluted:
Continuing operations	$(1.26)	$(1.16)	$(1.84)	$(3.10)
Discontinued operations	$—	$—	$0.02	$—
Net loss per ordinary share(1)	$(1.26)	$(1.16)	$(1.82)	$(3.10)
Weighted average number of shares outstanding - basic and diluted:	46,519,484	51,573,832	46,519,484	48,204,267

(1) Net loss per ordinary share is calculated by net loss attributable to controlling interest divided by weighted average number of ordinary stock outstanding - basic and diluted.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2013	January 31, 2014
Assets
Current assets:
Cash and cash equivalents	$123,801	$417,145
Receivables, net of allowance for doubtful accounts of $4.3 million and $2.6 million, respectively	317,302	267,461
Income taxes receivable	25,871	25,003
Deferred income tax assets	49	79
Inventories	105,794	124,564
Prepaid expenses	22,219	28,502
Other assets	56,083	49,571
	651,119	912,325
Property and equipment, net	1,075,254	1,039,212
Investments	26,896	30,817
Intangible assets	197,810	179,746
Goodwill	430,462	424,502
Restricted cash	29,639	22,689
Other assets	439,789	547,150
Deferred income tax assets	10,752	10,782
Assets held for sale	32,047	32,637
	$2,893,768	$3,199,860
Liabilities and Shareholders' Equity
Current liabilities:
Payables and accruals	$420,406	$375,648
Deferred revenue	27,652	31,855
Income taxes payable	48,073	45,627
Deferred income tax liabilities	618	522
Current facility secured by accounts receivable	53,512	46,876
Other liabilities	47,791	29,300
Current portion of long-term debt obligations	2,138	132,792
	600,190	662,620
Long-term debt obligations	1,475,087	1,545,761
Deferred revenue	55,990	79,835
Other liabilities	246,455	279,939
Deferred income tax liabilities	10,627	10,168
Total liabilities	2,388,349	2,578,323
Redeemable non-controlling interest	(8,262)	(5,612)
Capital stock: Par value $0.0001:
Authorized: 2,000,000,000
Issued: 46,519,484 and 77,519,484	5	8
Contributed surplus	1,696,066	2,007,445
Deficit	(1,092,555)	(1,241,879)
Accumulated other comprehensive loss	(89,835)	(138,425)
	513,681	627,149
	$2,893,768	$3,199,860

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Nine months ended
	January 31, 2013	January 31, 2014
Cash provided by (used in):
Operating activities:
Net loss	$(87,531)	$(144,838)
Earnings from discontinued operations, net of tax	1,024	—
Loss from continuing operations	(88,555)	(144,838)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	84,646	106,158
Loss on disposal of assets	9,019	1,943
Asset impairments	24,218	22,956
Earnings from equity accounted investees	(2,687)	(5,990)
Deferred income taxes	22,944	(378)
Non-cash stock-based compensation expense	334	23,148
Amortization of unfavorable contract credits	(2,842)	—
Amortization of lease related fixed interest rate obligations	(2,136)	(1,135)
Amortization of long-term debt and lease deferred financing costs	7,511	10,246
Non-cash accrued interest income on funded residual value guarantees	(5,329)	(4,800)
Mark to market loss (gain) on derivative instruments	6,884	(8,231)
Non-cash defined benefit pension expense	5,277	344
Defined benefit contributions and benefits paid	(34,215)	(35,559)
Increase to deferred lease financing costs	(2,751)	(4,228)
Unrealized loss (gain) on foreign currency exchange translation	(8,780)	24,843
Other	6,480	4,029
Increase (decrease) in cash resulting from changes in operating assets and liabilities	(46,306)	29,977
Cash provided by (used in) operating activities	(26,288)	18,485
Financing activities:
Sold interest in accounts receivable, net of collections	(6,021)	(5,173)
Proceeds from issuance of capital stock	—	291,313
Proceeds from issuance of senior secured notes	202,000	—
Proceeds from issuance of senior unsecured notes	—	300,000
Long-term debt proceeds	812,449	760,000
Long-term debt repayments	(817,594)	(888,656)
Increase in deferred financing costs	(3,793)	(14,034)
Related party loans	—	(25,148)
Cash provided by financing activities	187,041	418,302
Investing activities:
Property and equipment additions	(318,558)	(474,158)
Proceeds from disposal of property and equipment	207,896	444,570
Aircraft deposits net of lease inception refunds	(49,517)	(102,388)
Restricted cash	2,407	8,184
Distribution from equity investments	745	2,306
Cash used in investing activities	(157,027)	(121,486)
Cash provided by continuing operations	3,726	315,301
Cash flows provided by (used in) discontinued operations:
Cash flows provided by operating activities	1,024	—
Cash flows used in financing activities	(1,024)	—
Cash provided by (used in) discontinued operations	—	—
Effect of exchange rate changes on cash and cash equivalents	42	(21,957)
Change in cash and cash equivalents during the period	3,768	293,344
Cash and cash equivalents, beginning of period	55,639	123,801
Cash and cash equivalents, end of period	$59,407	$417,145

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended		Nine months ended
	January 31, 2013	January 31, 2014	January 31, 2013	January 31, 2014
Helicopter Services operating revenue	$370,505	$375,343	$1,083,261	$1,088,681
Reimbursable revenue	41,865	41,853	124,930	123,880
Helicopter Services total external revenue	412,370	417,196	1,208,191	1,212,561
Heli-One external revenue	29,469	36,698	96,503	99,636
Consolidated external revenue	$441,839	$453,894	$1,304,694	$1,312,197

EBITDAR Summary

	Three months ended		Nine months ended
	January 31, 2013	January 31, 2014	January 31, 2013	January 31, 2014
Helicopter Services	$121,414	$117,709	$344,103	$359,276
Heli-One	18,397	16,459	61,311	34,046
Corporate	(18,729)	(39,182)	(56,299)	(77,839)
Eliminations	(604)	1	(1,772)	(1,387)
Adjusted EBITDAR(1)	$120,478	$94,987	$347,343	$314,096

(1) See a description of non-GAAP calculations and reconciliation to comparable GAAP measures below.

Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, including: adjusted net earnings (loss); earnings before interest, taxes, depreciation, amortization and aircraft lease rent and associated costs (“Adjusted EBITDAR”) referred to above as EBITDAR; and adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss by the number of ordinary shares outstanding at the end of the period, that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDAR also excludes special items related to the IPO in the third quarter of fiscal 2014. These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below and above. CHC has chosen to include adjusted net earnings (loss) as we consider this to be a useful measure of our results before asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR excluding special items, as we consider these to be significant indicators of our financial performance and we use these measures to assist us in allocating available capital resources. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Reports on Form 10-Q. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2013	January 31, 2014	January 31, 2013	January 31, 2014
Helicopter Services	$121,414	$117,709	$344,103	$359,276
Heli-One	18,397	16,459	61,311	34,046
Corporate	(18,729)	(39,182)	(56,299)	(77,839)
Eliminations	(604)	1	(1,772)	(1,387)
Adjusted EBITDAR	120,478	94,987	347,343	314,096
Aircraft lease costs & related costs	(52,163)	(56,216)	(149,390)	(166,661)
Depreciation	(28,701)	(35,407)	(84,646)	(106,158)
Restructuring	(4,890)	—	(8,617)	—
Asset impairments	(7,813)	58	(24,218)	(22,956)
Gain (loss) on disposal of assets & investments	(4,402)	2,478	(9,019)	(1,943)
Operating income	22,509	5,900	71,453	16,378
Interest on long-term debt	(33,991)	(39,782)	(93,949)	(117,636)
Foreign exchange gain (loss)	3,731	(11,573)	6,982	(24,476)
Other financing charges	(10,852)	(5,730)	(22,435)	(1,615)
Loss from continuing operations before income tax	(18,603)	(51,185)	(37,949)	(127,349)
Income tax expense	(44,303)	(6,689)	(50,606)	(17,489)
Loss from continuing operations	(62,906)	(57,874)	(88,555)	(144,838)
Earnings from discontinued operations, net of tax	212	—	1,024	—
Net loss	$(62,694)	$(57,874)	$(87,531)	$(144,838)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2013	January 31, 2014	January 31, 2013	January 31, 2014
Adjusted EBITDAR	$120,478	$94,987	$347,343	$314,096
Stock-based compensation[1]	—	22,518	—	22,518
Expenses related to the initial public offering[2]	—	1,251	—	2,563
Adjusted EBITDAR excluding special items	$120,478	$118,756	$347,343	$339,177

Adjusted net earnings (loss) - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2013	January 31, 2014	January 31, 2013	January 31, 2014
Net loss attributable to controlling interest	$(58,421)	$(60,003)	$(84,606)	$(149,324)
Stock-based compensation[1]	—	22,518	—	22,518
Expenses related to the initial public offering[2]	—	1,251	—	2,563
Asset impairments	7,813	(58)	24,218	22,956
Loss (gain) on disposal of assets	4,402	(2,478)	9,019	1,943
Foreign exchange loss (gain)	(3,731)	11,573	(6,982)	24,476
Unrealized loss (gain) on derivatives	3,920	2,109	6,884	(8,231)
Adjusted net loss	$(46,017)	$(25,088)	$(51,467)	$(83,099)

(1) Stock-based compensation relates to the expense of prior equity plans triggered by the initial public offering.
(2) Expenses related to the initial public offering, including costs related to restructuring our compensation plan.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2013	January 31, 2014	January 31, 2013	January 31, 2014
Adjusted EBITDAR excluding special items	$120,478	$118,756	$347,343	$339,177
Aircraft lease costs and related costs	(52,163)	(56,216)	(149,390)	(166,661)
Depreciation	(28,701)	(35,407)	(84,646)	(106,158)
Restructuring	(4,890)	—	(8,617)	—
Unrealized loss (gain) on derivatives	3,920	2,109	6,884	(8,231)
Interest on long-term debt	(33,991)	(39,782)	(93,949)	(117,636)
Other financing charges	(10,852)	(5,730)	(22,435)	(1,615)
Income tax expense	(44,303)	(6,689)	(50,606)	(17,489)
Earnings from discontinued operations, net of tax	212	—	1,024	—
Loss (earnings) attributable to non-controlling interest	4,273	(2,129)	2,925	(4,486)
Adjusted net loss	$(46,017)	$(25,088)	$(51,467)	$(83,099)
Share count at January 31, 2014	77,519,484	77,519,484	77,519,484	77,519,484